Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$193,623,256
Unrealized Gain (Loss) on Market Value of Commodity Futures	112,545,443
Dividend Income	39,245
Interest Income	73,579
ETF Transaction Fees	13,000
Total Income (Loss)	$306,294,523

Expenses
General Partner Management Fees	$1,156,692
Professional Fees	778,524
Brokerage Commissions	120,245
Directors' Fees and insurance	70,624
NYMEX License Fee	38,556
Total Expenses	$2,164,641
Net Income (Loss)	$304,129,882

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$3,082,531,403
Additions (800,000 Shares)	39,541,875
Withdrawals (7,300,000 Shares)	(352,820,850)
Net Income (Loss)	304,129,882

Net Asset Value End of Month	$3,073,382,310
Net Asset Value Per Share (61,623,603 Shares)	$49.87

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596